EXHIBIT 99.2

BRYAN CAVE LLP
VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN
PROFIT SHARING/401(k) PLAN

Adoption Agreement
Section I.	Basic Information
A.	Information about the Plan Sponsor

1.	Name: [Vertiv Group Corporation]
2.	Form of organization (select one):
☒	general business corporation
☐	subchapter S corporation
☐	limited liability company
☐	not-for-profit ☐ corporation ☐ association
☐	partnership
☐	sole proprietorship
☐	other: ____________________ [Must be a legal entity recognized under federal income tax laws.]
3.	State of incorporation or organization: [Ohio]
4.	State of headquarters or other principal place of business: [Ohio]
B.	Information about the Plan
1.	Plan name: Vertiv Group Corporation Employee Retirement Savings Plan (formerly: Vertiv Co. Employee Retirement Savings Plan or Emerson Electric Co. Profit Sharing Plan)
2.	This Adoption Agreement, together with the Volume Submitter Defined Contribution Plan Basic Plan Document, constitutes a new or existing plan (complete one):
☐	This is a new plan. Effective date: [_____________] [The adoption of a cash or deferred arrangement cannot have an effective date earlier than the date the new plan is adopted.]
☒
This is an amendment and restatement of an existing plan.  [The addition of a cash or deferred arrangement to an existing plan cannot have an effective date earlier than the date the restatement is adopted.]

Original effective date: [July 1, 2005]

Restatement effective date: [ January 1.  2018] [Must not be earlier than January 1, 2011.]
Most recent restatement date prior to current document (if different than original effective date): [January 1, 2017]
Description of Changes (OPTIONAL): [Change in Company/Plan Name, addition of eligibility age for new hires, increase deferral limit, add qualified reservist  distributions, change normal retirement date for new hires, change plan  administrator to committee, change in break in service provisions ]
3.	Plan Year (select one):
☒	calendar year
☐	the 12-consecutive month period beginning [_____________] and ending [_____________]
☐	the short period beginning [_____________] and ending [_____________], and thereafter the 12-consecutive month period beginning [_____________] and ending [_____________].
4.	Plan Administrator (complete one):
☐	Plan Sponsor
☒	a committee designated by the Plan Sponsor: Committee Name (OPTIONAL) Retirement Committee
☐	other_______________
5.	Named fiduciary for plan administration issues (complete all that apply):
☐	Plan Sponsor
☒	Plan Administrator
☐	a committee designated by the Plan Sponsor: Committee Name (OPTIONAL) ______________________________________________________________
☐	other
6.	Named fiduciary for investment issues (complete all that apply):
☐	Plan Sponsor
☒	Plan Administrator
☐	a committee designated by the Plan Sponsor: Committee Name (OPTIONAL) ______________________________________________________________

☐	other
7.	Trustee or Trustees Vanguard Fiduciary Trust Company
☐	The Plan shall use the Trust provisions set out in Section 13.B of the Basic Plan Document. If this option is chosen, the Trustee or Trustees must sign this Adoption Agreement.
☒	A separate trust agreement will be used by the Plan and Trustee or Trustees.
Section II.	Eligibility
A.	An Eligible Employee for participation in the Plan includes:
☐	any Employee of the Employer who satisfies the service and age requirements, if any, for participation in the Plan, as described in Sections II.B and II.C below.
☒
any Employee of the Employer who satisfies the service and age requirements, if any, for participation in the Plan, as described in Sections II.B and II.C, other than an Employee who is (Note, while this plan may exclude categories of employees, plan must still comply with IRC Section 410(a), IRC Section 410(b) and/or IRC Section 401(a)(4) on a continuing basis):

☐	paid on a salaried basis
☐	paid on an hourly basis
☐	paid on a commissioned basis
☒
a member of a collective bargaining unit for which either (A) a separate retirement plan has been established pursuant to collective bargaining negotiations, or (B) no separate plan has been established after collective bargaining which has included discussion of retirement benefits, unless such collective bargaining provided for coverage under this Plan

☐
employed at the following locations or divisions (Note, while plan may exclude categories of employees such exclusions may not be time or service related):
______________________________________________________________

☐
other (specify requirements) [Any exclusions entered here cannot result in the group of Non-Highly Compensated Employees participating under the Plan being only those NHCEs with the lowest amount of compensation and/or the shortest periods of service and who may represent the minimum number of these employees necessary to satisfy coverage under IRC Section 410(b).]
.______________________________________________________________

☐
If any Employee is excluded from participation solely because he or she is in a group described below, he or she shall be eligible to participate in the Plan on the Entry Date coinciding with or immediately following the date on which he or she first (a) attains age 21 and (b) completes at least 1,000 Hours of Employment during his or her first year of employment or is credited with a Year of Eligibility Service:  _____________
__________________________________________________ (This section should be completed if an exclusion in the other category imposes an age or service requirement, such as excluding part-time or temporary employees.)

☐	covered under any other
☒	qualified profit sharing plan to which the Employer contributes
☐	qualified defined benefit plan which the Employer sponsors
☒	a non-resident alien with no U.S. source income
☒	a Leased Employee
B.	Minimum age requirements:
☐          none
☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]: _____________________________________________________
☒          age 21
☒	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]: _____________________________________________________
C.          Minimum service requirement:
☒	none, eligible on first day of employment as an Eligible Employee
☒	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]: _____________
☐	_____ days; provided that, such period may not exceed one Year of Eligibility Service [Section ILE must be completed]
☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]:
☐	______ months; provided that, such period may not exceed one Year of Eligibility Service (Section II.E must be completed]
☐	one Year of Eligibility Service

☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]: _____________
☐	two Years of Eligibility Service (requires immediate 100% vesting)
☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]:
D.	Entry Date (subject to employment as an Eligible Employee) (select one):
☒          first day on which he or she is an Eligible Employee
☐	All contribution types
☒	The following contribution types [List from those contributions selected under Section III]:A (Participant Contributions) and B.2 (Basic Matching Contributions)
☐	the first day of each calendar month coincident with or next following the date on which he or she meets the requirements to be an Eligible Employee
☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III] _______________________________________________________________
☒	the first day of the Plan Year and the first day of every third month thereafter coincident with or next following the date on which he or she meets the requirements to be an Eligible Employee
☐	All contribution types

☒	The following contribution types [List from those contributions selected under Section III]: B.6 (Discretionary Employer Contributions)
☐	the first day of the Plan Year and each date six months thereafter coincident with or next following the date on which he or she meets the requirements to be an Eligible Employee
☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]:
☐	the first day of the Plan Year nearest the date on which he or she meets the requirements to be an Eligible Employee
☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III] ______________________________________________________
☐
other (must be no later than the earlier of (i) the first day of the Plan Year after he or she meets the requirements to be an Eligible Employee, or (ii) the date six months after he or she meets such requirements) _______________________________________________

☐	All contribution types
☐	The following contribution types [List from those contributions selected under Section III]: ______________________________________________________
E.	Year of Eligibility Service
1.	☒ Elapsed Time Method. Each 365 Days of Service (whether or not consecutive) in an Employee’s Service Period.
☐
Hours of Employment Method.  The computation period of 12 consecutive months during which an Employee has at least 1,000 Hours of Employment.  The initial computation period shall be the 12 consecutive month period commencing with the date on which the Employee first performs an Hour of Employment, and the subsequent computation periods shall be: [ELECT ONE]

☐	each 12 consecutive month period commencing with the anniversary of the date on which the Employee first performs an Hour of Employment.

☐	each Plan year commencing with the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Employment.
Hours of Employment shall be credited at the equivalency rate of:
☐	10 Hours of Employment for each day
☐	45 Hours of Employment for each week
☐	95 Hours of Employment for each semi-monthly payroll period
☐	190 Hours of Employment for each month
☐	Other (must be at least as generous as one or more equivalencies above) ________________________________________________________________
2.	Years of Eligibility Service shall include [ELECT ONE]
☒	all service.
☐
all service except that service before an Employee’s latest Break in Service shall be excluded if (i) he or she is vested in his or her account at 0%, and (ii) his or her period of consecutive Breaks in Service equals or exceeds five.

☐
Acquisitions: All service with ____________________________ [name company or companies] as of ________________________ [specify date] in an Employee’s most recent period of employment with such entities

F.	Initial Participation – An Eligible Employee who has not met the age and/or service requirements described above may participate as of the Entry Date coinciding with or immediately following:
☐	no exceptions to general age and/or service requirements
☐	Eligible Employees employed on __________ shall be eligible to participate on that date
☐	Employees who meet the age and service requirements on ________________ shall be eligible to participate on that date
Section III.	Contributions and Allocations: [If the type of contribution is not applicable under the Plan, do not complete that section.]
A.	Participant contributions permitted under the Plan include (complete all that apply):
1.	Pre-Tax Salary Reduction Contributions
☒	Pre-tax salary reduction contributions as the Participant elects up to 90% of Compensation per pay period
☐
a flat dollar amount per pay period which does not exceed the percentage limitation on Compensation described above or the limit on elective deferrals under Code Section 402(g) in effect for such Plan Year on a pro-rated basis

A Participant may change (including resuming, stopping or electing a different deferral percentage amount for Pre-Tax Salary Reduction Contributions, Catch-Up Contributions, Roth Elective Deferrals and After-Tax Contributions, as applicable) his or her payroll reduction contribution percentage:

☒	at any time
☐	as of each Valuation Date
☐	as of the first day of each month
☐	as of the first day of the first, fourth, seventh and tenth months of each Plan Year
☐	as of the first day of each Plan Year
☐	other (specify date(s) not less than once annually or if different rules apply to resuming, stopping or changing elections) __________________________________________
2.	Catch-Up Contributions
☒	Catch-up Contributions will be permitted under the Plan.
3.	Roth Elective Deferrals
☒	Roth elections available
4.	After-Tax Contributions
☒	After-tax employee contributions as the Participant elects up to 90% of Compensation per pay period. This percentage limit
☒	Shall
☐	Shall not
be combined with the limit applicable to Pre-Tax Salary Reduction Contributions.
☐	After-tax employee contributions are limited to the following classes of Eligible Employees:
☐	Non-Highly Compensated Employees
☐	Other: ____________________________________________
☐	After-tax employee contributions made by a Participant before January 1, 1987 (and earnings on such contributions), if any
☐	Shall
☐	Shall not
be accounted for by the Trustee separately from after-tax contributions made by the Participant after December 31, 1986 (and earnings on such contributions).

5.	Automatic Enrollment
☐	Automatic pre-tax salary reduction contributions of [__%] of Compensation per pay period shall apply in accordance with Section 4.1 of the Basic Plan Document.

	(a)	Automatic enrollment contributions shall commence for an Eligible Employee as of the Entry Date which coincides with or follows [__] days from the date he or she becomes an Eligible Employee.

	(b)	Automatic enrollment contributions will be made on behalf of (check all that apply):

☐ Eligible Employees hired or rehired on or after the effective date of these automatic enrollment provisions.

☐
Eligible Employees hired before the effective date of these automatic enrollment provisions who do not have an affirmative election in place to defer Compensation as of such effective date and are otherwise eligible to do so as of that date.

☐
Unless an Eligible Employee elects otherwise, his or pre-tax salary reduction contribution percentage shall increase automatically annually by ____% (not to exceed 10%) until his or her deferral percentage is ___%. This automatic deferral increase shall not apply to a Participant within the first ___ months of his or her Entry Date.

6.	Rollover Contributions
☒	Rollover contributions (complete all that apply):
☐	will not be accepted
☒	will be accepted from
☐	Section 401(a) qualified plans and 403(a) qualified annuity plans, excluding after-tax contributions
☒	Section 401(a) qualified plans and 403(a) qualified annuity plans, including after-tax contributions
☐	Section 403(b) annuity plans, excluding after-tax contributions
☒	Section 403(b) annuity plans, including after-tax contributions
☒	an eligible plan under Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state
☒	individual retirement accounts or annuities described in Section 408(a) or (b) of the Code, to the extent the distribution is eligible to be rolled over,
☒	including after-tax employee contributions
☐	not including after-tax employee contributions
☒	designated Roth contributions will be accepted (may only be selected if Roth contributions are permitted to the Plan)

B.	Employer contributions permitted under the Plan include (complete all that apply):
1.	Safe Harbor Matching Employer Contributions
a.	The Employer will make Safe Harbor Matching Contributions to this Plan, determined as follows [Catch-up Contributions must be matched]:
☐
Basic Matching Formula: 100% of the amount of a Participant’s salary deferral contributions that do not exceed 3% of Compensation, and 50% of the amount of the Participant’s salary deferral contributions that exceed 3% Compensation but do not exceed 5% of Compensation.

☐
Enhanced Matching Formula (Must provide contributions at each rate of salary deferral contributions at least equal to the basic matching formula, but the rate of contributions cannot increase as the rate of salary deferral contributions increases):

☐	______% (at least 100%) of the amount of a Participant’s salary deferral contributions that do not exceed ________% of Compensation (must result in a maximum contribution of at least 3%); plus
☐
________% (not greater than the first percentage specified above) of the amount of a Participant’s salary deferral contributions that exceed ________% of Compensation (same as the second percentage specified above) but do not exceed ________% of Compensation (this section does not need to be completed if the maximum contribution under the first section is at least 4% of Compensation)

b. If one of the items in III.B.1.a is selected, Safe Harbor Matching Contributions will be made with respect to payroll reduction contributions and Compensation for (elect one):
☐	the Plan Year as a whole [Elect if “true-up” desired]
☐	each payroll period
☐	all payroll periods ending with or within a month
☐	all payroll periods ending with or within each Plan Year quarter
☐	The Employer will make Safe Harbor Matching Contributions to another plan described as follows ____________________.
2. Basic Matching Contributions

a.	The Employer will make Basic Matching Contributions to this Plan, determined as follows:
☒
the following percentage of the amount by which a Participant who satisfies the requirements in Section III.B.2.b elects to reduce his or her Compensation ☐ on a pre-tax or Roth basis or ☒ on a pre-tax, Roth or after-tax basis:

☐	___% of the first ___% of Compensation deferred and ___ of the Compensation in excess of up to ___% of Compensation deferred.
☒	a percentage to be determined each Plan Year by the Company. Such contributions shall be limited to N/A % of a Participant’s Compensation for the Plan Year.
Basic Matching Contributions shall be in addition to Safe Harbor Matching Contributions, if any.
b.	Basic Matching Contributions will be made on behalf of all Participants who satisfy one or more of the following requirements:

	☐	no requirements

	☐	Are Non-Highly Compensated Employees

	☐	complete 1,000 Hours of Employment during the Plan Year

	☐	complete 501 Hours of Employment during the Plan Year

	☐	complete _____ (not to exceed 1,000) Hours of Employment during the Plan Year

	☐	are in the employ of the Employer on the last day of the Plan Year

	☐	terminate employment on or after Early (if applicable) or Normal Retirement Date

	☐	die during the Plan Year

	☐	become Disabled during the Plan Year (if the Plan provides a Disability Retirement Date definition)
	☐	are in the employ of the Employer on the last day of the Plan Year or complete _____ (not to exceed 1,000) Hours of Employment during the Plan Year

	☒	other: are in the employ of the Employer on the last day of the calendar quarter for which the contribution is made.

c.	Basic Matching Contributions will be made with respect to payroll reduction contributions and Compensation for (elect one):

	☐	the Plan Year as a whole

	☐	each payroll period

	☐	all payroll periods ending with or within a month

	☒	all payroll periods ending with or within each Plan Year quarter

☒	Catch-Up Contributions ☐ will ☒ will not be matched under this section.

3. Discretionary Matching Contributions
a. The Employer may make Discretionary Matching Contributions to this Plan at the end of the Plan Year, equal to a percentage of the amount by which a Participant who satisfies the requirements in Section III.B.3.b elects to reduce his or her Compensation ☐  on a pre-tax or Roth basis or ☐ on a pre-tax, Roth and after-tax basis.  These Discretionary Matching Contributions may be limited to a specified percentage of Compensation or a specified dollar amount.
Discretionary Matching Contributions shall be in addition to Safe Harbor Matching Contributions, if any, and Basic Matching Contributions, if any.
b. Discretionary Matching Contributions will be made on behalf of all Participants who satisfy one or more of the following requirements:
☐	no requirements
☐	are Non-Highly Compensated Employees
☐	complete 1,000 Hours of Employment during the Plan Year
☐	complete 501 Hours of Employment during the Plan Year
☐	complete ____________ (not to exceed 1,000) Hours of Employment during the Plan Year
☐	are in the employ of the Employer on the last day of the Plan Year
☐	terminate employment on or after Early (if applicable) or Normal Retirement Date
☐	die during the Plan Year
☐	become Disabled during the Plan Year (if the Plan provides a Disability Retirement Date definition)
☐	complete __________ (not to exceed 1,000) Hours of Employment during the Plan Year or are in the employ of the Employer on the last day of the Plan Year
☐	other: _____________________________________________
☐	Catch-Up Contributions ☐ will ☐ will not be matched under this section.
4. Safe Harbor Nonelective Contributions
☐	The Employer will make Safe Harbor Matching Contributions to this Plan in an amount equal to ________% (must be at least 3%) of each Participant’s Compensation.
☐	The Employer will make Safe Harbor Nonelective Contributions to another plan described as follows _______________________________________________

Safe Harbor Nonelective Contributions will be made with respect to payroll reduction contributions and Compensation for (elect one):
☐	the Plan Year as a whole
☐	each payroll period
☐	all payroll periods ending with or within a month
☐	all payroll periods ending with or within each Plan Year quarter
5. Fixed Employer Contributions

☒
The Employer will make Fixed Employer Contributions to the Plan, Fixed Employer Contributions will be in addition to Safe Harbor Nonelective Contributions, if any.  Fixed Employer Contributions will be made on behalf of all Participants who satisfy one or more of the following requirements:

☐	no requirements
☐	are Non-Highly Compensated Employees
☐	complete 1,000 Hours of Employment during the Plan Year
☐	complete 501 Hours of Employment during the Plan Year
☐	complete _________ (not to exceed 1,000) Hours of Employment during the Plan Year
☐	are in the employ of the Employer on the last day of the Plan Year
☐	terminate employment on or after Early (if applicable) or Normal Retirement Date
☐	die during the Plan Year
☐	become Disabled during the Plan Year (if the Plan provides a Disability Retirement Date definition)
☐	are in the employ of the Employer on the last day of the Plan Year or complete(not to exceed 1,000) Hours of Employment during the Plan Year
☒
other: A one-time 2018 contribution will be made on behalf of Participants who did not receive a discretionary profit sharing contribution under Section III.B.6 for the Plan Year ending in 2017 solely because they had not completed the initial one Year of Eligibility Service requirement applicable to the 2017 discretionary profit sharing contribution, Each such Participant shall be referred to herein as a “Fixed Contribution Participant”, In general, this one-time contribution shall be determined by calculating the discretionary profit sharing contribution that each Fixed Contribution Participant would have received for 2017 if the service eligibility requirement had not been in effect.  For the avoidance of doubt, in order to be eligible to receive this one-time contribution, a Participant must (i) be employed on the last day of the 2017 Plan Year and have completed 1,000  Hours of Employment during the 2017 Plan Year, and (ii) be employed on the date the contribution is funded in 2018.

☒	Fixed Employer Contributions shall be determined in accordance with the following:
☒	Non-integrated formula — The amount of contribution shall be equal to:
☐	____% of each eligible Participant’s Compensation (not to exceed 25%)
☒
other (specify method of determining contribution that does not discriminate in favor of Highly Compensated Employees (e.g., dollar amount per Hour of Employment))In the ratio that each
Fixed Contribution Participant’s “Eligible  Compensation” bears to the “Eligible Compensation” of all Fixed Contribution Participants for the 2017  Plan Year.  For this purpose, Eligible Compensation means Compensation paid on or after the later of January 1, 2017 or the first day of the calendar quarter coinciding with or next following the date the Fixed Contribution Participant became an Eligible Employee.

☐	Integrated formula — Contributions will be allocated in accordance with Section 4.9(b) of the Basic Plan Document. The Integration Level shall be equal to:
☐	The Taxable Wage Base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year
☐	$________________ (a dollar amount less than the Taxable Wage Base as determined above)
☐	______% (not to exceed 100%) of the Taxable Wage Base as determined above
Fixed Employer Contributions will be made with respect to payroll reduction contributions and Compensation for (elect one):
☒	the Plan Year as a whole
☐	each payroll period
☐	all payroll periods ending with or within a month
☐	all payroll periods ending with or within each Plan Year quarter
6. Discretionary Employer Contributions
☒
The Employer may make Discretionary Employer Contributions to the Plan in an amount or percentage as determined by the Company.  Discretionary Employer Contributions will be made on behalf of all Participants who satisfy one or more of the following requirements:

☐	no requirements
☐	are Non-Highly Compensated Employees
☐	complete 1,000 Hours of Employment during the Plan Year
☐	complete 501 Hours of Employment during the Plan Year
☐	complete _________ (not to exceed 1,000) Hours of Employment during the Plan Year
☐	are in the employ of the Employer on the last day of the Plan Year
☒	terminate employment on or after Early (if applicable) or Normal Retirement Date
☒	die during the Plan Year

☒	become Disabled during the Plan Year (if the Plan provides a Disability Retirement Date definition)
☐	are in the employ of the Employer on the last day of the Plan Year or complete ________ (not to exceed 1,000) Hours of Employment during the Plan Year
☒	other: are in the employ of the Employer on the last day of the Plan Year and complete 1,000 Hours of Employment during the Plan Year
☒	Discretionary Employer Contributions shall be determined in accordance with the following:
☒	a. Non-integrated formula – The amount of contribution shall be allocated to each eligible Participant:
☒	in the ratio that each eligible Participant’s Compensation bears to the Compensation of all eligible Participants for the Plan Year
☐	other (specify method of determining contribution that does not discriminate in favor of Highly Compensated Employees (e.g., same dollar amount per Hour of Employment)) ___________________
☐	b. Integrated formula – Contributions will be allocated in accordance with Section 4.10(b) of the Basic Plan Document. The Integration Level shall be equal to:
☐	The Taxable Wage Base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year
☐	$________________ (a dollar amount less than the Taxable Wage Base
☐	___% (not to exceed 100%) of the Taxable Wage Base
☐
c.    Uniform points allocation formula – Each eligible Participant shall receive ________________ points for each (must select at least age or service) _______ years of age, ____________ Years of Vesting Service.  In addition, an eligible Participant shall receive points for each dollar (not to exceed $200) of Compensation.  Each Participant’s allocation shall bear the same relationship to all contributions as his or her total points bears to all points awarded.

☐	d. Uniform age-weighted allocation formula – Each eligible Participant shall receive an allocation based on the following schedule:
Age             Years of Vesting Service            Allocation Rate
The allocation rate for each Non-Highly Compensated Employee must be at least one third of the highest allocation rate for any Highly Compensated Employee or must be at least 5% of his or her Compensation within the meaning of Code Section 415(c)(3).

☐
e.    Special allocation formula - Such contributions shall be allocated to each Participant eligible to share in such allocation in an amount designated by the Employer to be allocated to each of the following groups:  _____________.   The contribution shall be allocated to each group in a manner determined by the Employer.  The amount allocated to one group need not bear any relationship to amounts allocated to any other group.  Such allocation shall satisfy the rules of Treasury Regulation Section 1.401(a)(4)-8.

7.          Excess Assets from Plan Termination.  Effective July 31, 2017, the Emerson Network Power, Energy Systems, North America, Inc.  Personal Pension Account Plan was terminated.  Pursuant to board resolutions adopted by the Company, all assets in the trust fund that are not needed to satisfy in full the accrued benefits of participants shall be used to pay any plan expenses and any remaining plan assets after payment of all such plan expenses (“Excess Assets”) shall be transferred to this Plan in accordance with the requirements applicable to transfers to a qualified replacement plan described in Code Section 4980(d)(2).  The Excess Assets shall be allocated to Participant accounts in accordance with the requirements of Code Section 4980(d)(2)(C).
C. Definition of Compensation for purposes of measuring contributions (complete all that apply):
1. Basic definition (select one):
☐
W-2 compensation - Wages as reported in Box 1 of Form W-2.  Such amount is defined as wages within the meaning of IRC Section 3401(a) and all other payments of compensation made by the Employer (in the course of the employer’s trade or business) for which the Employer is required to furnish a written statement under IRC Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in IRC Section 3401(a)(2)).

☐	Section 415 Compensation, as defined in Treasury Regulation Section 1.415(c)(2)(d)(2).
☐
wages for purposes of IRC 3401(a) - Wages as defined in IRC Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in IRC Section 3401(a)(2)).

☒
other [specify definition that satisfies Section 1.414(s)-1(d) of the Income Tax Regulations, which requires special testing to ensure that the definition is nondiscriminatory]].  means all cash pay for such year received by an Employee  from the Employer after he or she becomes a Participant.  Compensation includes  regular earnings, overtime earnings, holiday pay, vacation pay, year-end extra salary, funeral pay, jury duty pay, sick pay, retroactive regular/overtime wage adjustments, bonuses (not deferred for more than one year), extra salary, seniority bonus, one-time payment of certain percentage of pay or flat dollar amount, performance bonus, completion bonus, hire-on bonus, and recognition allowance for  services/work/performance.  Compensation shall not include any amount which  does not fit into a specific category included in the definition of Compensation in  the preceding sentence, including but not limited to, the following:  tuition  reimbursement, moving expense, car allowance, club dues, housing allowances/housing differentials, reimbursements of business expense incurred by the Employee, gross-up/tax advances, length of service awards, performance shares payout, disability pay, severance pay, any payment for a stock appreciation  right, any payment deferred for more than one year, the Special Recognition Award  – Cash Incentive Program and any Employer contributions under this Plan or  Employer contributions to or benefits under any other Qualified Plan.  ___ [Note: This category cannot be elected if an integrated profit sharing contribution allocation is elected.]

2. Adjustments to basic definition (select all that apply):
☐	Compensation as defined above adjusted to include IRC Sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b) and 457(b).
☐
Compensation as defined above, adjusted to exclude reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits otherwise includible in gross income.

☒
With respect to Employer Contributions under Section III.B.6 only, Compensation as defined above, adjusted to exclude the following selected items [Note: Selection of one or more of the following exclusions will require testing to ensure that the non-safe harbor definition of Compensation, taking into account the exclusions, is nondiscriminatory under Treasury Regulation Section 1.414(s)-1(d).]:

☒	Overtime pay
☐	Shift differential payments
☐	Bonuses (if not all bonuses, specify those excluded): _______
☐	Commissions
☐	The value of equity compensation, such as restricted stock or stock options, to the extent such value is includible in the Participant’s taxable income
[Note:
These exclusions shall not apply for purposes of determining allocations of Safe Harbor Matching Contributions, Safe Harbor Nonelective Contributions or profit sharing contributions under an integrated allocation schedule.]

3. Special rules (select all that apply):
☒	In the case of an Employee who is a Participant for only part of a Plan Year,
☐	the Employee’s Compensation for the entire Plan Year
☒	the Employee’s Compensation only for the portion of the Plan Year during which he or she is a Participant shall be taken into account.
☐	In the case of a Highly Compensated Employee, the Participant may elect that the following types of Compensation for a Plan Year be disregarded for purposes of the Plan: bonuses and/or commissions.
Section IV. Distributions, Withdrawals and Loans
A. Distributions
1. After termination of employment prior to the later of age 62 or Normal Retirement Date, a Participant will be eligible to receive a distribution as of any Valuation Date occurring (elect one):

☒	at any time
☐	Normal Retirement Date
☐	Early Retirement Date
☐	Disability Retirement Date
☐	upon or after a Break in Service
☐	upon or after five consecutive Breaks in Service
☐	other (specify date not later than Normal Retirement Date) _________________
2. In lieu of the normal form of distribution which is a lump sum payment, a Participant may elect to have his or her account distributed in the following optional forms:
☐	(i)	no optional forms
☐	(ii)	Substantially equal annual installments over: [ELECT ONE OR MORE AS APPROPRIATE]
☐	(a)	5 years
☐	(b)	10 years
☐	(c)	15 years
☐	(d)	Other (specify period not to exceed the joint life expectancy of the Participant and beneficiary) _____.
☒	(iii)	Other form(s) permitted under the existing plan and trust (specify form(s) commencing no later than Required Beginning Date and continuing over period not to exceed the joint life expectancy of the Participant and Beneficiary) A Participant who has terminated employment with the Employer may elect to receive a partial distribution of any portion of his or her account (other than amounts transferred from a merged money purchase plan). A Participant shall direct the Funds from which the amounts requested for distribution is made. If no direction is given, distribution shall be made on a pro-rata basis across all funds.
☐	(iv)	Other (specify form(s) commencing no later than Required Beginning Date and continuing over period not to exceed the joint life expectancy of the Participant and Beneficiary) _____________________________
3. Small distributions.  Subject to the automatic rollover rules set forth in Section          of the Basic Plan Document, the Plan will make an immediate lump sum distribution following his or her termination of employment if a Participant’s vested accounts are less than or equal to:
☒	$5,000 (specify amount which is not greater than $5,000). Rollover Contribution Account balances

☐	will NOT be included in determining the Participant’s vested account balance for this purpose
☒	will be included in determining the Participant’s vested account balance for this purpose
B.	Loans (complete all that apply):

	1.	☒ not available

☐ available

	2.	Maximum number of loans outstanding per participant: _____

	3.	Minimum loan amount: _____

	4.	Interest rate: ___________________________

	5.	Suspension of repayment obligation during qualified military service

☐ not allowed

☐ allowed

	6.	Loan term – The repayment period shall be between ___ months and ___ months, subject to the following special rules:

7.	Loan fees

	☐	there shall be no loan fee.

☐
the Employer shall deduct a monthly fee from the Compensation of a Participant who has one or more loans outstanding (per month per loan for each month during which the Participant has one or more loans outstanding) of $________________ per loan.

	☐	a one-time fee of $________________ shall be deducted from the

	☐	a one-time fee of $________________ shall be paid by the Participant prior to making the loan.

	☐	other (specify fee and manner of payment that does not discriminate in favor of Highly Compensated Employees) ___________________________

C. In-service withdrawals (check all that apply):

☐	not available
☒	available in the following circumstances (select all that apply):
1. ☒ after age 59 1/2, ☐  at any time, ☒  1 per calendar quarter or ☐ per calendar year

☐	Pre-tax Salary Deferral Account and, if applicable, Roth Account only
☐	All vested account balances
2. ☒          a hardship, in accordance with Section 5.1(d) of the Basic Plan Document,
☐at any time, ☒  1  per calendar quarter or ☐ per calendar year
☐	minimum amount: $_______________
☐	Pre-tax Salary Deferral Account and Roth Account only
☒	The following accounts: Pre-Tax, After-Tax, Roth and Rollover Contribution Accounts, plus from any Employer Contribution source that was preserved from a prior plan.
3. ☒          from a Rollover Account up to once per calendar quarter
4. ☒          from an After-Tax Contribution Account up to once per calendar quarter
5.	☒
vested Matching Contributions after 2 years in the Plan (minimum 2) Effective January 1, 2017, this option is available solely with respect to matching contributions contributed by Emerson Electric Co.

6. ☐          upon attainment of Normal Retirement Date
7. ☐          Plan Merger: From the following accounts merged into the Plan on _________ [specify merger date] from the _______________ Plan [specify Plan name] in accordance with the following rules: __________________________________________
8.	☒
Qualified Reservist Distribution.  A Participant may withdraw an amount from his or her Account consisting of pre-tax elective deferrals if he or she is ordered or called into active duty and such distribution qualifies as set forth in the following sentence.  For purposes of this paragraph, a Qualified Reservist Distribution means any distribution to an individual if (i) such distribution is from amounts attributable to elective deferrals described in Code Section 402(g)(3)(A) or (C) or Code Section 501(c)(18)(D)(iii), (ii) such individual was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period, and (iii) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.

D. Retirement definitions
1. Normal Retirement Date (complete all that apply):
☒	age 55 (effective for Participants hired on or after January 1, 2018, Normal Retirement Age is age 65) (maximum 65) (Normal Retirement Age)
☐	completion of _______ years of participation in the plan (maximum 5)

2. Early Retirement Date (complete all that apply):
☒	not available
☐	available
☐	age
☐	completion of _____ years of vesting service
☐	combined age and years of vesting service equal or exceed _____
3. Disability Retirement Date (complete all that apply):
☐	not available
☒	available minimum age
☐	________
☒	not applicable
Minimum years of vesting service:
☐	________
☒	not applicable
Definition (select one):
☒	The Participant is entitled to disability benefits under the Federal Social Security Act
☐	The Participant is entitled to benefits under his or her Employer’s long-term disability plan
☐	either Social Security definition or definition used in Employer’s long-term disability plan
☐	Other (specify physical condition requirements that do not discriminate in favor of Highly Compensated Employees) _________________________________________________
4. Required Beginning Date
☐	The April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½
☒
April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 ½  or the calendar year in which the Participant retires, except that benefit distributions to a Five Percent Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½

☐
Election to Apply Five-Year Rule to Distributions to Designated Beneficiaries.  If the Participant dies before distributions begin and there is a designated beneficiary, distributions to the designated beneficiary are not required to begin by the date specified in Section _____ of the Basic Plan Document, but the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

This election will apply to [ELECT ONE]:
☐	1.	All distributions
☐	2.	The following distributions: ____________________
☐
Election to Allow Participants or Beneficiaries to Elect Five-Year Rule.  Participants or Beneficiaries may elect on an individual basis whether the Five-Year Rule or the life expectancy rule in Sections _______ of the Basic Plan Document applies to distributions after the death of a Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which the distribution would be required to begin, or by the September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this paragraph, distribution will be made in accordance with the regulations promulgated under Section 401(a)(9) of the Code.

E. Vesting
1. Death in service (select one):
☒	causes 100% vesting
☐	does not cause 100% vesting

At termination of employment for other than retirement or death, the Vested Percentage of a Participant’s Matching Contribution Account, Fixed Employer Contribution Account and Profit Sharing Contribution Account shall be determined based upon his or her Years of Vesting Service and the following:

a.	Matching Contribution Account

For Employees hired prior to November 1, 2020:

	☐	100% vested

	☐	3-year cliff vesting (A below)

	☐	6-year graded (B below)

	☒	Other schedule (complete C1) (must be at least as generous as A or B)

For Employees hired on or after November 1, 2020:

	☐	100% vested

	☒	3-year cliff vesting (A below)

☐	6-year graded (B below)

☐	Other schedule (complete C1) (must be at least as generous as A or B)

b.	Fixed Employer Contribution Account

	☐	100% vested

	☐	3-year cliff vesting (A below)

	☐	6-year graded (B below)

	☒	Other schedule (complete C2) (must be at least as generous as A or B)

c.	Discretionary Employer Contribution Account

For Employees hired prior to November 1, 2020:

	☐	100% vested

	☐	3-year cliff vesting (A below)

	☐	6-year graded (B below)

	☒	Other schedule (complete C3) (must be at least as generous as A or B)

For Employees hired on or after November 1, 2020:

	☐	100% vested

	☐	3-year cliff vesting (A below)

	☐	6-year graded (B below)

	☒	Other schedule (complete C3) (must be at least as generous as A or B)

Years of Vesting Service	A	B	C1	C2	C3
0	0%	0%	0%	0%	0%
1	0%	0%	33%	33%	33%
2	0%	20%	67%	67%	67%
3	100%	40%	100%	100%	100%
4	100%	60%	100%	100%	100%
5	100%	80%	100%	100%	100%
6 or more	100%	100%	100%	100%	100%

3.
☒   Different Vesting Schedule or Schedule — If a different vesting schedule applies to the employer contribution accounts of one or more Participants, describe the affected Participants, the account or accounts and the vesting schedule, which must be at least as generous as one of the vesting schedules described above: Prior Money Purchase  Accounts from the merged plan identified in Section VI.H shall vest in accordance with  Schedule A above (3-year cliff vesting)

4.
Forfeitures — Upon the forfeiture of any nonvested amounts, such amounts shall be used to pay Plan administrative expenses or applied to reduce Employer contributions, unless an option below is elected:

☐
Forfeitures of ☐ Employer Matching Contributions and/or ☐ Fixed Employer Contributions and Profit Sharing Contributions shall be allocated in accordance with Section III.B.5 of the Adoption Agreement, either before or after such amounts are used to pay Plan administrative expenses or applied to reduce Employer contributions

The nonvested portion of the Matching Contribution Account, Fixed Employer Contribution Account and Profit Sharing Account shall be forfeited when the Participant
☒
has both terminated employment and received a distribution of his or her entire vested account balance.  A Participant who terminated employment with no vested interest shall be deemed to have received a distribution upon his or her termination of employment

☒	incurs five consecutive Breaks in Service

☐	incurs six consecutive Breaks in Service
5.	Predecessor Service — Service with the following entities shall be treated as service:
☒	for purposes of determining eligibility and Years of Eligibility Service: Geist and Energy Labs, Inc.
☒	for purposes of determining vesting service and Years of Vesting Service: Geist and Energy Labs, Inc.
6.	Years of Vesting Service
☒	Elapsed Time Method. Each 365 Days of Service (whether or not consecutive) in an Employee’s Service Period.
☐	Hours of Employment Method. The computation period of 12 consecutive months during which an Employee has at least 1,000 Hours of Employment. The computation period shall be: [ELECT ONE]
☐	the calendar year
☐	the Plan Year.
☐	each 12 consecutive month period commencing with the date on which the Employee first performs an Hour of Employment and each anniversary thereof.
Years of Vesting Service shall include all service except:
☐	Service prior to [ELECT ONE]
☐	(i)	the original effective date of the Plan.
☐	(ii)	_________________ (specify date before the original effective date
☐	service prior to the time an Employee attains age ______ (not to exceed age 18)
☐	service before an Employee’s latest Vesting Break in Service if (i) his or her Vested Percentage is zero, and (ii) his or her period of consecutive Vesting Breaks in Service equals or exceeds five.
Hours of Employment shall be credited at the equivalency rate of:
☐	10 Hours of Employment for each day
☐	45 Hours of Employment for each week
☐	95 Hours of Employment for each semi-monthly payroll period
☐	190 Hours of Employment for each month
☐	Other (must be at least as generous as one or more equivalencies above) ______________________________________

Section V.	Testing Provisions
A.	Section 415 rules
1.	Definition of 415 Compensation — select one, as more fully described in Section 2.14 of the Basic Plan Document and subject to the adjustments set forth therein:
☒	W-2 Compensation
☐	Total Compensation
☐	Withholding wages
2.	Limitation year (select one):
☒	Plan Year
☐	calendar year
3.	If any Participant is covered under another Qualified Plan which is a defined contribution plan maintained by the Employer, total annual additions will be limited as follows:
☐	under the plan, if any, that includes pre-tax salary reduction contributions or after-tax employee contributions by the Participant
☒	under this Plan
☐	under the other plan
B.	401(k) and 401(m) testing
1.
Testing year (select one, unless all matching contributions are safe harbor contributions and no after-tax contributions are permitted) -- The Actual Contribution Percentage and Actual Deferral Percentage, as applicable, of Non-Highly Compensated Employees shall be determined as of:

☒	(a)	the prior Plan Year (which is the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests)
☐	(b)	the current Plan Year (which is the Plan Year for which the Plan must satisfy one of the tests). If this Item is checked, it may not be changed to the Prior Plan Year Method unless the provisions of this Item have been in effect for the five preceding Plan Years (or, if less, the number of Plan Years the Plan has been in existence) or as otherwise provided by the Secretary of the Treasury.
2.	Election to Make Additional Employer Contributions. The Employer may make a: (elect one or more as appropriate, only if the current Plan Year testing method is elected above)
☐	Qualified Nonelective Contribution
☐	Qualified Matching Contribution to the Plan to the extent necessary to satisfy the limitations of Section 401(k)(3) or 401(m)(2) of the Code.

3.	Recharacterization of Excess Contributions. The Employer:
☒	shall be permitted
☐	shall not be permitted
to recharacterize all or a portion of the amount of pre-tax contributions as after-tax contributions to the extent necessary to satisfy the limitations of Section 401(k)(3) of the Code.  If elected, the Plan must permit after-tax contributions unless the Employer maintains another Qualified Plan which permits after-tax employee contributions and such Qualified Plan can be aggregated with the Plan for purposes of Section 410(b) of the Code (other than the average benefit test).
4.
If the Plan elects the prior year testing method and this is the first Plan Year for which the Plan must satisfy one of the Actual Deferral Percentage Tests, the Actual Deferral Percentage of Non-Highly Compensated Employees for the first Plan Year shall be:

☐	deemed to be 3%
☐	determined as of that first Plan Year
5.	For purposes of determining which Employees are Highly Compensated Employees,
(a)
The top-paid group election ☒ shall or ☐ shall not apply.  If such election shall apply, an Employee (other than a Five Percent Owner for the Plan Year or the look-back year) with 415 Compensation in excess of the amount specified in Code Section 414(q) (as adjusted) for the look-back year is a Highly Compensated Employee only if he or she was in the top 20% of Employees when ranked on the basis of 415 Compensation.

(b)	The year data election ☐ shall or ☒ shall not apply. If such election applies, the look-back year is the calendar year beginning with or within the 12 month period preceding the Plan Year.
Section VI.	Other Provisions
A.
Claims Procedures.  The initial claims review will be done by (specify name and address)  Human Resources Department, Vertiv Group Corporation., 1050 Dearborn Drive, P.O.  Box 29186, Columbus, OH 43085 .  The claims appeal will be reviewed by (specify name and address) Plan Administrator, Vertiv Group Corporation, 1050  Dearborn Drive, P.O.  Box 29186, Columbus, OH 43085

B.	Construction of Plan. The governing law for the Plan shall be the laws of the State of [Ohio]
C.	Service of Process. The name and/or tide of the person or entity who shall serve as the Plan’s agent for service of legal process shall be Vice President and General Counsel Americas

D.
Qualified Domestic Relations Orders.  If the Participant is not currently entitled to a lump sum distribution has not reached age 50, immediate lump sum distributions to an Alternate Payee pursuant to a QDRO:

☒	shall be permitted
☐	shall not be permitted
E.	Investment of Plan Accounts
☒	Plan accounts shall be invested in accordance with directions received by theTrustee from Participants
☐	Plan accounts shall be invested in accordance with directions received by the Trustee from the Employer or its designee
2.	The term Valuation Date shall mean:
☒	each business day
☐	the last business day of each calendar month
☐	the last business day of the third, sixth, ninth and twelfth months of the Plan Year
☐	the last business day of the sixth and twelfth months of the Plan Year
☐	the last business day of the Plan Year
☐	other (specify date(s) not less than once annually) ________________________
3.
Unless the Valuation Date is each business day, for purposes of allocating appreciation or depreciation in the fair market value of the Plan assets as of each Valuation Date, each account as of the preceding Valuation Date shall:

☐
be deemed to include the contributions allocated as of any date on or before the preceding Valuation Date, and valuation of the assets for the current Valuation Date shall exclude the contributions allocated and, if applicable, assets transferred into each investment fund as of any date after the preceding Valuation Date.

☐
equal the assets as of the preceding Valuation Date, including contributions allocated as of the preceding Valuation Date and excluding assets distributed as of the preceding Valuation Date, plus an amount equal to the contributions which are made to the Plan during each month after the preceding Valuation Date multiplied by a fraction, the numerator of which is equal to the remainder of (a) the number of months which have elapsed since the preceding Valuation Date through and including the month in which such contributions are made, minus (b) one, and the denominator of which is the number of months from the preceding Valuation Date to the current Valuation Date.

4.	Life Insurance. Except as provided in Appendix A, a Participant
☐	may designate
☒	may not designate

That amounts which are allocated to his or her account be invested in life insurance.
F.	Top Heavy Elections — If the Plan becomes top-heavy, the vesting schedule that shall apply to all employer contributions shall be no less favorable than the following:
☐	Schedule 1: 2-20-6
☐	Schedule 2: 3-100
☐	Schedule 3: other (must be at least as favorable as 1 or 2)
Years of Vesting Service	Vested Percentage
Schedule Number	1	2	3
Less than 1	0	0
1	0	0
2	20%	0
3	40%	100%
4	60%	100%
5	80%	100%
6	100%	100%	100%

If the Employer maintains another defined contribution plan(s) or defined benefit plan(s), the Employer shall provide in this space any modifications to or additional provisions which are necessary to avoid the duplication of minimum contributions for the same Non-Key Employee under more than one Top-Heavy defined contribution plan(s) maintained by the Employer, to satisfy the minimum contribution or benefit requirements for a Non-Key Employee who participates under a Top-Heavy defined contribution plan(s) and a Top-Heavy defined benefit plan(s) maintained by the Employer, and to satisfy in any other manner Section 416 of the Code.

Complete if the top-heavy minimum benefit requirement is met in another plan.
Name of the other plan: ________________
Minimum benefit that will be provided under such other plan: ________________
Employees who will receive the minimum benefit under such other plan: ________________

G.	Multiple Employer Plan Provisions — Section 17.21 of the Basic Plan Document applies to this Plan with respect to the following Adopting Employers:
☐	[list entity]. If this entity is part of a Controlled Group:
☐	Only the following members of the Adopting Employer Controlled Group participate in the Plan:
☐	All members of the Adopting Employer Controlled Group participate in the Plan
H.
Money Purchase Plan Merger — As of the date indicated below, the identified money purchase pension plan was merged into this Plan, Section 21 of the Basic Plan Document shall apply to amounts merged into this Plan from such money purchase pension plan.

Effective date of merger: January 1, 2017
Name of Money Purchase Pension Plan:   Emerson Network Power Energy Systems, North America, Inc.  Retirement Plan
Section VII.	Volume Submitter Provisions
A.	Any changes to this Volume Submitter Document must be documented in Appendix A - Volume Submitter Changes. Changes to the Basic Plan Document may only be documented in Appendix A.
☐	No changes
☒	Appendix A has been completed — Note: changes to the Adoption Agreement may require that the Plan Sponsor apply for an individual determination letter for the Plan.
B.	Volume Submitter Sponsor
Bryan Cave LLP
211 North Broadway, Suite 3600
St.  Louis, MO 63102
(314) 259-2000

Section VIII.	Signatures
A Sponsoring Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Revenue Procedure 2011-49.  The Sponsoring Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to this Plan and in Revenue Procedures 2005-16 and 2011-49.  In order to have reliance in such circumstances with respect to such qualification requirements, application for a determination letter must be made to Employees Plans Determinations of the Internal Revenue Service.
Failure to properly complete the Adoption Agreement and failure to operate the Plan in accordance with the terms of the Plan document may result in disqualification of the Plan.
This Adoption Agreement may be used only in conjunction with Bryan Cave LLP Volume Submitter Defined Contribution Basic Plan Document.  The Volume Submitter Sponsor shall inform the Sponsoring Employer of any amendments made to the Plan or of the discontinuance or abandonment of the volume submitter plan document.
IN WITNESS WHEREOF, the Plan Sponsor has executed this Adoption Agreement as of the date indicated below.
VERTIV GROUP CORPORATION

/s/ Andrew Cole
By:	Andrew Cole
Title	CHRO
Date:	December 28th, 2017

Trustee

By:
Title
Date:

[Add additional Trustee signature lines if more than one Trustee]

PARTICIPATING EMPLOYERS ADDENDUM
For
Plan Name: Vertiv Group Corporation Employee Retirement Savings Plan
(a)	☒	Only the following members of the Controlled Group (as defined in Section 2.5 of the Basic Plan Document) participate in the Plan (list each participating related employer and its Employer Tax Identification Number):
Vertiv IT Systems, Inc.	91-2032368
Electrical Reliability Services, Inc.	94-1742896
Vertiv Corporation	31-0715256
Energy Labs, Inc.	95-3732648
High Voltage Maintenance Corporation	31-0725293
Vertiv Energy Systems, Inc. (through January 31, 2019)	43-1897522
(b)	☐	All members of the Controlled Group as defined in Section 2.5 of the Basic Plan Document participate in the Plan.

APPENDIX A — VOLUME SUBMITTER DOCUMENT CHANGES
Section III.C.2 is modified to indicate that discretionary employer contributions under Section III.B.6 are changed to exclude overtime pay in the determination of Compensation (changes shown in bold).
☒
With respect to Employer Contributions under Section III.B.6 only, Compensation as defined above, adjusted to exclude the following selected items [Note: Selection of one or more of the following exclusions will require testing to ensure that the non-safe harbor definition of Compensation, taking into account the exclusions, is nondiscriminatory under Treasury Regulation Section 1.414(s)-1(d).] :

☒	Overtime pay
Section IV.C(3-5) is modified to add limitations to withdrawals from certain accounts (changes shown in bold):
3.	☒	from a Rollover Account up to once per calendar quarter
4.	☒	from an After-Tax Contribution Account up to once per calendar quarter
5.	☒	vested Matching Contributions after 2 years in the Plan (minimum 2). Effective January 1, 2017, this option is available solely with respect to matching contributions contributed by Emerson Electric Co.
A new Section IV.C.8 is added as follows:
8.	☒	Qualified Reservist Distribution. A Participant may withdraw an amount from his or her Account consisting of pre-tax elective deferrals if he or she is ordered or called into active duty and such distribution qualifies as set forth in the following sentence. For purposes of this paragraph, a Qualified Reservist Distribution means any distribution to an individual if (i) such distribution is from amounts attributable to elective deferrals described in Code Section 402(g)(3)(A) or (C) or Code Section 501(c)(18)(D)(iii), (ii) such individual was (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code)) ordered or called to active duty for a period in excess of 179 days or for an indefinite period, and (iii) such distribution is made during the period beginning on the date of such order or call and ending at the close of the active duty period.
Section VI.E.4 is modified by adding the following historical language with respect to life insurance policies purchased prior to October 1, 1994:
All distributions shall be made in cash except that a Participant may elect to receive in kind the life insurance policies (purchased prior to October 1, 1994), held in the Life Insurance Investment Account, established for such purpose, by the Limited Trustee under the Limited Trust Agreement between the Employer and the Limited Trustee.  Such life insurance policies and Life Insurance Investment Account shall be subject to the following provisions:
(a)
Directions to Limited Trustee.  A Participant may, on a form prescribed by the Plan Administrator, instruct the Limited Trustee to sell or redeem any policy and direct the Limited Trustee to reinvest the proceeds from any sale or redemption in the investment Funds made available under the Plan.  The Limited Trustee shall comply with a Participant’s directions as soon as practicable after receipt.

(b)
How Premiums are Paid.  Premiums on the Participant’s existing life insurance contracts are paid out of the Participant’s share of the current year’s Employer Contribution.  If this contribution is insufficient to cover the premium, the remainder of the premium shall be paid from the Participant’s account balance.  A portion of each fund in which the Participant’s account is invested shall be liquidated to provide the proceeds for any premiums paid.  The amount of each such fund to be liquidated shall be equal to the premium amount multiplied by the percentage of the Participant’s account which is invested in such fund on the date the premium is paid.

(c)
Type of Insurance.  The life insurance policies previously purchased under the Plan, whether term or ordinary policies, are sex-neutral with regard to premiums, face amounts, cash values and use of dividends.

(d)
Limitations on Premiums.  Policy premiums paid with funds derived from the Participant’s account shall not exceed 30 percent of the balance in such account if ordinary life policies are purchased, or 20 percent if term life insurance policies or a combination of term and ordinary policies are purchased.

(e)	Policy Ownership. The Limited Trustee shall be the sole owner of all life insurance policies transferred to it pursuant to the Plan.
(f)
Charges and Credits to Insurance Investment Account.  A Participant’s Life Insurance Investment Account shall be reduced by all premium payments on life insurance policies purchased prior to October 1, 1994, and shall be credited with any policy dividends, premium credits, and other policy credits.  Brokerage commissions, transfer taxes, and other charges and expenses incurred in connection with the sale of life insurance policies shall be added to the cost of such investments or deducted from the sale proceeds.  All gains on such investments and all dividends, interest, or other income shall be credited, and all losses, expenses, or other charges in connection with such investments shall be charged to the Participant’s Insurance Investment Account.  No earnings or losses shall be allocated to a Participant’s Insurance Investment Account.

(g)
Policy Payments After Death of Participant.  In the event of the death of a Participant, the death proceeds payable under the policy or policies held in his Insurance Life Investment Account shall be paid in accordance with the Plan.

(h)	Policy Payments After Termination, Disability, or Retirement of Participant.
(1)
The Plan Administrator shall notify the Limited Trustee of the Participant’s termination of employment, disability, or retirement.  After receiving such notice, the Limited Trustee shall cause any contracts of insurance on the life of the Participant to be converted to paid-up life insurance, or liquidated, as the Plan Administrator shall direct.

(2)
In addition to any other benefits under the Plan, such Participant shall be entitled to that portion of the cash surrender value of such policies equal to his vested percentage.  Any amount of such reserve value in excess of that portion shall constitute a forfeiture to be allocated in accordance with the Plan.

(3)
If the Participant is to receive a lump sum distribution, he may elect that such policies be distributed in lieu of a cash payment to the extent that the cash surrender value of such policies does not exceed his vested interest.  If there is an excess remaining, the amount retained by the Trustee shall be deemed to be a forfeited interest and shall constitute a forfeiture to be allocated in accordance with the Plan.

(i)
Vested Interest and Calculation of Cash Surrender Value.  For purposes of a Participant’s Life Insurance Investment Account, the Participant’s vested interest shall be the same as determined for purposes of disability, retirement, or termination of employment, whichever is applicable.  To determine the Participant’s vested interest after a termination of employment, the vesting rules in the Plan used to determine the vested portion of a Participant’s account shall be applied to the Participant’s Life Insurance Investment Account.  The nonvested portion of the Participant’s Life Insurance Investment Account shall be forfeited and allocated to the accounts of other Participants in the same manner and at the same time provided in the Plan for the nonvested portion of the Participant’s account.  The cash surrender value of any policy held for his benefit shall be determined as of the Valuation Date immediately preceding or concurrent with the date of the disability, retirement, or termination of employment.

(j)
Policy Settlement Options.  Upon any distribution, the Participant or his beneficiary may elect to receive the proceeds from any insurance contracts which have been purchased on his behalf in accordance with any policy settlement options available under such contracts, provided such option is also available under the Plan and complies with all other provisions of the Plan for distributions due to death, retirement, disability, or termination of employment, whichever is applicable.

(k)
Responsibility for Investment Decision.  Neither the Limited Trustee, the Plan Administrator, nor any other person shall be under any duty to question any direction by the Participant with respect to his Life Insurance Investment Account or to review any insurance investments selected by the Participant.  Any loss occasioned by the selection, sale, redemption, holding, reinvestment, or other handling of any insurance investment in accordance with the Participant’s direction or failure to change or cancel any direction previously given shall not be the responsibility of the Limited Trustee or the Plan Administrator.

(l)
Life Insurance Investments As of October 1, 1994.  On and after October 1, 1994, Participants will not have the option of investing in life insurance contracts and may not direct the Limited Trustee to purchase any life insurance contracts.  Participants may direct the Limited Trustee to sell or redeem the life insurance contracts as provided in subsection (a) above.

A new Section 11.6 is added to the Plan Text to provide clarification of beneficiary determinations.
11.6          Clarification of Beneficiary Determination in Certain Circumstances.  Unless the Participant has indicated otherwise on the beneficiary designation, any designation of a beneficiary identified as Participant’s spouse shall be deemed revoked by the divorce of the Participant and such beneficiary.  Such revocation shall be effective upon receipt of acceptable documentary evidence of divorce, delivered after the Participant’s death to the Plan’s recordkeeper and/or the Plan Administrator.  The Plan’s recordkeeper and/or the Plan Administrator shall not be liable for any payment or transfer made to a beneficiary in the absence of such documentation.  Notwithstanding anything to the contrary in this section, any domestic relations order submitted to and qualified by either the Plan’s recordkeeper and/or the Plan Administrator at any time prior to the final transfer and/or payment of the Participant’s account shall be deemed to constitute such acceptable documentary evidence of divorce.
To be entitled to receive any undistributed amounts credited to the account at the Participant’s death, any person or persons designated as a beneficiary (other than the spouse) must be alive and any entity designated as a beneficiary must be in existence at the time of the Participant’s death.  In the event that the order of the deaths of the Participant and any primary beneficiary (other than the spouse) cannot be determined or have occurred within 120 hours of each other, the Participant shall be deemed to have survived.
In the event that the death of the Participant or any beneficiary is the result of a criminal act involving any other beneficiary, a person convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the Account.
The following text is added regarding changes with respect to Basic Plan Document Section 5.1(d):
BPD 5.1(d).  Effective January 1, 2019, notwithstanding anything to the contrary, for purposes of a hardship withdrawal under this Section 5.1(d) earnings credited on elective deferrals may be withdrawn, the six-month suspension is eliminated, and a Participant is not required to obtain a loan before the hardship withdrawal is made.
Effective January 1, 2018, the following text is added regarding changes with respect to Basic Plan Document Section 5.1(d)(1):
BPD 5.1(d)(1).  Effective January 1, 2018, Section 5.1(d)(1)(E) and (F) are replaced with the following:
(E)          payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)) or properly designated primary beneficiary;
(F)          expense for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds any applicable threshold amount of adjusted gross income);
(G)          expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T.  Stafford Disaster Relief and Emergency Assistance Act, Pub.  1  100 707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster or
(H)          any other contingency determined by the Internal Revenue Service to constitute “an immediate and heavy financial need” within the meaning of Treasury Regulation 1.401(k)-1(d).
The text regarding changes with respect to Basic Plan Document Section 3.1(d)(2) is replaced by the following
BPD Sec.  5.1(d)(2).
(2)          Amount Necessary to Satisfy Financial Need.   A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:
(A)          The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and
(B)          The Participant has obtained all distributions (including distribution of ESQP dividends under Code Section 404(k), other than hardship distributions.